                                                                    EXHIBIT 10.2

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                           LICENSE AMENDMENT AGREEMENT

This License Amendment Agreement (the "Agreement") is made by and between Geron Corporation, a Delaware corporation having a principal place of business at 230 Constitution Drive, Menlo Park, California 94025 ("Geron"), and Transgenomic, Inc., a Delaware corporation having a principal place of business at 12325 Emmet Street, Omaha, NE 68164, ("Transgenomic"), effective June 2, 2003.

WHEREAS, effective June 15, 1998, Lynx Therapeutics, Inc. ("Lynx") and Cruachem Inc. ("Cruachem") entered into a License Agreement (the "License Agreement") under which Lynx granted to Cruachem a license under certain patents owned by Lynx (the "Lynx Patents") and certain patents owned by Northwestern University and licensed exclusively to Lynx (the "Northwestern Patents"); and

WHEREAS, Lynx has assigned to Geron all Lynx's rights in the Lynx Patents and the License Agreement, and granted to Geron an exclusive sublicense (subject to the License Agreement) to the Northwestern Patents; Geron has assumed all Lynx's obligations under the License Agreement; and Transgenomic is the successor in interest to Cruachem with regard to the License Agreement; and

WHEREAS, Transgenomic and Geron now wish to amend the License Agreement to broaden the scope of Transgenomic's license rights with respect to Licensed Products (as such term is defined in the License Agreement) covered by the Lynx Patents, as set forth herein; and

WHEREAS, Geron is willing to grant Transgenomic an option to amend the License Agreement similarly with respect to Licensed Products covered by the Northwestern Patents.

NOW, THEREFORE, Transgenomic and Geron hereby agree as follows:

     1. AMENDMENT OF LICENSE AGREEMENT. The License Agreement is amended as indicated in the Amended License Agreement attached as Attachment A to this Agreement. Added language is indicated by underlining (E.G., Added); deleted language is indicated by strikethrough (E.G., Deleted). As amended, the License Agreement remains in full force and effect.

     2. CONSIDERATION FOR AMENDMENT. In consideration for Geron's agreement to amend the License Agreement as described in Section 1, Transgenomic agrees to pay Geron, in cash, the sum of {***} Dollars (${***}) and to purchase three hundred and ten thousand shares (310,000) shares of Geron's Common Stock, at a price equal to the closing price on the date of issue of such shares, on the terms and conditions of the Stock Purchase Agreement attached as Attachment B to this Agreement, to be executed simultaneously with this Agreement.

     3. OPTION FOR FURTHER AMENDMENT. Transgenomic shall have the option (the "Option") to further amend the License Agreement to revise the definition of "Field of Use" to delete the phrase "(for the Lynx Patents only)" before the words "Therapeutic Uses." The Option shall be exercisable by written notice to Geron given at any time before {***}, provided that at such time the License Agreement is in full force and effect and Transgenomic is in full compliance with all its terms, and further provided that Transgenomic pays to Geron, in consideration for the amendment, the sum of {***} Dollars (${***}) in cash, or other equivalent consideration as may be mutually agreed upon between the parties.

The parties to this Amendment, having read and understood the foregoing, acknowledge their legally binding acceptance of this Agreement by the signatures of their respective authorized representatives below.

NOTE: For purposes of EDGAR filing, Attachment A is the License Agreement as amended, but not marked to show additions or deletions.

{***} Confidential Portion has been filed separately with the Securities and Exchange Commission.

Accepted And Agreed:


GERON CORPORATION                           TRANSGENOMIC, INC.


/s/ David L. Greenwood                      /s/ Mitchell L. Murphy
---------------------------------------     ------------------------------------
David L. Greenwood                          Name:  Mitchell L. Murphy

Chief Financial Officer and Senior Vice     Title:  Vice President,  Secretary
President, Corporate Development            and Treasurer
6/20/03                                     20 Jun 2003
---------------------------------------     ------------------------------------
Date                                        Date

                                  ATTACHMENT A

                            AMENDED LICENSE AGREEMENT

     This License Agreement ("Agreement") is effective as of the 15th day of June, 1998 ("Effective Date"), by and between Transgenomic, Inc., a Delaware corporation having its principal office at 12325 Emmet Street, Omaha, NE 68164 as successor to Cruachem, Inc., ("Licensee"), and Geron Corporation, a Delaware corporation having its principal office at 230 Constitution Drive, Menlo Park, CA 94025, as assignee of Lynx Therapeutics, Inc., ("Licensor").

                                    RECITALS

     WHEREAS, Licensor owns and is an exclusive licensee of proprietary technology relating to oligonucleotide N3'->P5' phosphoramidates, their manufacture, and their uses in a variety of fields ("Amidate Technology");

     WHEREAS, Licensee has expertise in nucleic acid chemistry and is in the business of manufacturing, marketing, selling, and distributing nucleic acid compounds; and

     WHEREAS, Licensee desires to acquire from Licensor, and Licensor desires to grant to Licensee in exchange for the consideration described below the right to use Licensor's Amidate Technology to manufacture, market, sell, and commercialize oligonucleotide N3'-->P5' phosphoramidates in the Field of Use.

     NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual promises and covenants contained in the Agreement, Licensor and Licensee agree as follows:

ARTICLE 1.     DEFINITIONS.

     1.1 "Affiliate" means a corporation, partnership, entity, person, firm, company or joint venture that controls, is controlled by or is under the common control with the referenced Party. For the purposes of this definition the word "control" (including, with correlative meaning, the

                     ATTACHMENT A--Amended License Agreement
                                    Page A-4
terms "controlled by" or "is under the common control with") means the power to direct or cause the direction of the management and policies of such entity, or the ownership of at least fifty percent (50%) of the voting stock of such entity.

     1.2 "Licensed Product" shall mean any product(s) whose manufacture, use, or sale in any country would, but for this Agreement, comprise an infringement, including contributory infringement, of one or more Valid Claims, including, without limitation, Monomer Licensed Products and Oligonucleotide Licensed Products, as defined below.

     1.3 "Monomer Licensed Product" shall mean a Licensed Product which is a monomer used in the synthesis of an oligonucleotide N3'--->P5' phosphoramidate.

     1.4 "Net Sales" means the total amount invoiced or otherwise charged by Licensee or its Affiliates or its sublicensee on account of the final or end product sale of a Licensed Product to a non-Affiliate, less the following deductions to the extent actually incurred or allowed based upon the sale of such Licensed Product:

     (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such non-Affiliate for spoiled, damaged, out dated and returned Licensed Product;
     (b) freight and insurance costs for transporting such Licensed Product, to the extent invoiced to the purchaser;
     (c) sales, value-added and other direct taxes on the sale of the Licensed Product;
     (d) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such Licensed Product;
     (e) trade, cash, and quantity discounts off of the invoiced price and similar promotional discounts (such as management fees required by hospital buying groups) off the invoiced price, all to the extent consistent with normal practice in the industry;
     (f) amounts reflecting retroactive price adjustments on sale of Licensed Products, to the extent not previously deducted from Net Sales; and
     (g) rebates or chargebacks made on the sale of such Licensed Product, to the extent consistent with the normal practice in the industry, and provided that any and all of the foregoing are calculated in accordance with generally accepted accounting principles applicable to the

                     ATTACHMENT A--Amended License Agreement
                                    Page A-5
locality where the invoices are prepared and consistently applied.

     1.5 "Oligonucleotide Licensed Product" shall mean a Licensed Product which is an oligonucleotide N3'--->P5' phosphoramidate.

     1.6 "Patent Rights" shall mean the patents and patent applications listed in Exhibit A (consisting of the patents and patent applications listed in Exhibit A-1 (the "Lynx Patents") and the patents and patent applications listed in Exhibit A-2 (the "Northwestern Patents")); and with respect to U.S. patents and applications, all foreign equivalents thereof; and patents issuing on said foreign and U.S. patent applications. "Patent Rights" shall also include any divisional, continuation, reissue, reexamination or extension of the above-described patent applications and resulting patents, along with any extended or restored term, and any confirmation patent, registration patent, or patent of addition.

     1.7 "Field of Use " shall mean Research Uses only for all of the Patent Rights and both Research and Therapeutic Uses for the Lynx Patents.

     1.8 "Valid Claim" means any claim(s) in an unexpired patent or pending in a patent application included within the Patent Rights which has not been held unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

     1.9 "Research Uses" shall mean all uses which are neither Therapeutic Uses, as defined below, nor Prohibited Uses, as defined below.

     1.10 "Therapeutic Uses" shall mean the prevention, diagnosis or treatment of any human disease or medical condition, through the use of any product, service or application, including, without limitation, human clinical trials of a product, service or application; provided that Therapeutic Uses excludes Prohibited Uses.

                     ATTACHMENT A--Amended License Agreement
                                    Page A-6

     1.11 "Prohibited Uses" means any use or application to upregulate, downregulate, inhibit or modulate the function, activity or expression of telomerase or any subunit, fragment or component thereof, including telomerase reverse transcriptase ("hTERT"), telomerase RNA (hTR) or other components or regulators of the telomerase enzyme complex.

ARTICLE 2.     GRANT.

     2.1 Subject to all the terms and limitations of this Agreement, Licensor hereby grants to Licensee and its Affiliates a worldwide non-exclusive royalty-bearing license, without the right to sublicense, under the Patent Rights to make, use, and sell Licensed Products in the Field of Use.

     2.2 Licensee covenants that it will not make, use, or sell Licensed Products outside the Field of Use, nor shall Licensee or any of its Affiliates promote the use, marketing, distribution, or sale of Licensed Products outside the Field of Use.

     2.3 Licensee will promptly disclose and hereby grants back to Licensor a worldwide, royalty-free, sublicensable license of a scope that permits Licensor to fully exploit any improvement made in the manufacture, purification, or quality control of oligonucleotide N3'--->P5' phosphoramidates or monomers used in the synthesis of oligonucleotide N3'--->P5' phosphoramidates during the term of this Agreement; provided that such improvements would be covered by or within the scope of a Valid Claim of a patent or patent application licensed hereunder. For other improvements made in the manufacture, purification, or quality control of oligonucleotide N3'--->P5' phosphoramidates during the term of this Agreement that are not covered by or within the scope of a Valid Claim of a patent or patent application licensed hereunder, Licensee hereby grants Licensor an option to a worldwide royalty-bearing license, with right to Sublicense, to make, use, and sell such improvements under reasonable terms.

ARTICLE 3. ROYALTIES.

     3.1   (a)   ROYALTY PAYMENTS. In consideration of the rights and
licenses herein granted to it, Licensee shall pay to Licensor a royalty of

     (i) {***} percent ({***}%) on the Net Sales of Licensed Products sold by Licensee

                     ATTACHMENT A--Amended License Agreement
                                    Page A-7
     or its Affiliates for Research Uses; and

     (ii) {***} percent ({***}%) of Net Sales of Licensed Products sold by License or its Affiliates for Therapeutic Uses. Royalties on Net Sales of Licensed Products are payable by Licensee until the last of the Valid Claims in the Patent Rights expires.

           (b) MINIMUM ANNUAL ROYALTY. From and after the first anniversary of the Effective Date of the Agreement, Licensee shall pay to Licensor a minimum annual royalty of {***} dollars (U.S.${***}) (the "Minimum Annual Payment"), as follows: if the royalties payable pursuant to Section 3.1(a) for such period are less than the Minimum Annual Payment, then Licensee shall, within thirty (30) days after the end of such year, pay Geron the difference between the Minimum Annual Payment and the amounts previously paid to Geron pursuant to Section 3.1(a) for such year.

     3.2 Payments of royalties on Net Sales of Licensed Products (other than the minimum annual royalties whose payment schedule is set forth above) under this Article are to be made to Licensor within forty-five (45) days of the end of each December and June for sales invoiced in the six month period prior to the end of each of those months. Royalties shall be accompanied by a statement that shall include for each country in which sales of products occurred: the gross sales and Net Sales in each country's currency; the royalty rate; the related amounts payable in each country's currency; the applicable exchange rate to convert from each country's currency to U.S. dollars; and the amounts payable in U.S. dollars. Royalties shall first be calculated in the currency of the country in which sales took place and then directly converted to U.S. Dollars using the exchange rate as reported in the Wall Street Journal for the last business day of the calendar quarter of sales. All payments hereunder shall be made to Licensor in U.S. dollars by bank wire transfer in immediately available funds to such account designated by Licensor. The paying party shall provide notice at least five (5) business days prior to the wire transfer date of the amount of payment, the nature of the payment (with reference to the applicable section of the subject agreement) and the date of receipt of good funds. Such notice should be given to the Controller of Licensor at the address set forth at the beginning of this Agreement or such other address directed by Licensor.

     3.3 Any payment under this Article not paid by the payment due date shall bear interest at the rate which is the lesser of ten percent (10%) per annum or the maximum rate permitted by

                     ATTACHMENT A--Amended License Agreement
                                    Page A-8
applicable law, calculated on the number of days such payment is delinquent.

     3.4 The payments under this Article shall be free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). The paying party shall make any withholding payments due on behalf of Licensor and shall promptly provide Licensor with written documentation of any such payment sufficient to satisfy the reasonable requirements of an appropriate tax authority concerning an application by Licensor for a foreign tax credit for such payment or for similar treatment. The paying party agrees to take such reasonable and lawful steps as Licensor may request to minimize the amount of tax to which the payments to Licensor are subject.

ARTICLE 4.     DUE DILIGENCE.

     4.1 Licensee shall at its expense:

     (a) use its best efforts to promote the sale of the Licensed Products and to satisfy market demand for them;

     (b) engage in advertising and sales promotion of Licensed Products; and

     (c) maintain an active and suitably trained sales force to carry out such efforts.

     4.2 Licensee's due diligence obligation shall be deemed satisfied hereunder by documented expenditures of at least {***} dollars (${***}) on sales promotion and marketing of Licensed Products in the following amounts in the following periods:

Sale promotion & marketing expenses         Period during which amount is expended

------------------------------------------------------------------------------------------
     $ {***}.                               From Effective Date to 1st anniversary thereof
     $ {***}.                               From 1st anniversary to 2nd anniversary
     $ {***}.                               From 2nd anniversary to 3rd anniversary

ARTICLE 5.     QUALITY ASSURANCE.

                     ATTACHMENT A--Amended License Agreement
                                    Page A-9

     5.1 Licenses shall use its best efforts to make Licensed Products of the highest quality for their intended use. Licensee shall make Licensed Products with the minimal purity standards set forth in Exhibit B.

ARTICLE 6.     BOOKS AND RECORDS.

     6.1 Licensee shall keep, for at least three (3) years, records of all sales of products in sufficient detail to permit Licensor to confirm the accuracy of Licensee's payment calculations. Once a year, at the request and the expense of Licensor, upon at least five (5) days prior written notice, Licensee shall permit a nationally recognized, independent, certified public accountant, appointed by Licensor and acceptable to Licensee, access to these records during regular business hours solely to the extent necessary to verify such calculations, provided that such an accountant has entered into a confidentiality agreement with Licensee with terms substantially similar to the confidentiality provisions of this Agreement, limiting the use and disclosure of such information to purposes germane to this section. Results of any such examination shall be made available to both parties to this Agreement. If such examination reveals an underpayment of amounts by five percent (5%) or more, Licensee shall pay all costs of such examination. In the event such accountant concludes that additional payments are owed, the additional payments shall be paid within thirty (30) days of the date Licensor delivers to Licensee the accountant's written report reflecting such conclusion. This section shall survive any termination of this Agreement for ten (10) years.

ARTICLE 7.     TERM AND TERMINATION.

     7.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the Effective Date and shall remain in effect for the life of the last-to-expire patent licensed under this Agreement, or until the last patent application licensed under this Agreement is abandoned.

     7.2 Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

                     ATTACHMENT A--Amended License Agreement
                                    Page A-10

            Article 3. Royalties
            Article 6. Books and Records
            Article 10. Indemnification
            Article 11. Confidentiality
            Article 12. Use of Names

     7.3 If Licensee should violate or fail to perform any material term or covenant of this Agreement, then Licensor may give written notice of such default ("Notice of Default") to Licensee. If Licensee should fail to repair such default within sixty (60) days after the date of such Notice of Default, Licensor shall have the right to terminate this Agreement and the licenses herein by a second written notice ("Notice of Termination") to Licensee. If a Notice of Termination is sent to Licensee, this Agreement shall automatically terminate on the date such notice takes effect. Such termination shall not relieve Licensee of its obligation to pay any royalty or license fees owing at the time of such termination and will not impair any accrued right of Licensor. Material terms under this Agreement include, but are not limited to, Article 2 (Grant), Article 3 (Royalties), Article 4 (Due Diligence), Article 5 (Quality Assurance), Article 6 (Books and Records), and Article 10 (Indemnification).

     7.4 Licensee shall have the right at any time to terminate this Agreement by giving notice in writing to Licensor. Such Notice of Termination shall be effective sixty (60) days after the date thereof.

     7.5 Any termination pursuant to the above paragraph shall not relieve Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by Licensee or any payments made to Licensor hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner rights of Licensor arising under this Agreement prior to such termination.

ARTICLE 8.     REPRESENTATIONS AND WARRANTIES.

     8.1 Licensor warrants and represents to Licensee that it has the lawful right to grant the

                     ATTACHMENT A--Amended License Agreement
                                    Page A-11
license under this Agreement and that the Licensor has made all filings and paid all fees and done all such other things as to maintain the Patent Rights in good standing.

     8.2 This license and the associated inventions are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. LICENSOR MAKES NO REPRESENTATION OR WARRANTY THAT THE INVENTION OR LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT OR OTHER PROPERTY RIGHT.

     8.3 Nothing in this Agreement shall be construed as: (a) a warranty or representation by Licensor as to the validity, enforceability, or scope of any of the Patent Rights hereunder, or elsewhere; (b) a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; (c) an obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 11; (d) conferring by implication, estoppel, or otherwise, any license or rights under any patents or patent applications of Licensor other than those of the Patent Rights as defined herein; or (e) an obligation to furnish to Licensee any know-how or other information relating to the Patent Rights.

ARTICLE 9.     LIMITATION OF LIABILITY.

     9.1 In no event shall Licensor be liable for any incidental, special, or consequential damages resulting from exercise of the license granted herein or the use of any invention described in any of the Patent Rights or the use of any Licensed Products.

ARTICLE 10.    INDEMNIFICATION.

     10.1 Licensee will indemnity hold harmless, and defend Licensor, its officers, employees, and agents against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license. This indemnification will include, but will not be limited to, any product liability.

                     ATTACHMENT A--Amended License Agreement
                                    Page A-12

     10.2 Licensor will indemnity, hold harmless, and defend Licensee, its officers, employees, and agents against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of acts or omissions which are the sole responsibility of Licensor. This indemnification will include, but will not be limited to, any product liability.

ARTICLE 11.    CONFIDENTIALITY.

     11. 1 Licensee and Licensor respectively will treat and maintain the proprietary business, patent prosecution, software, engineering drawings, process and technical information, and other proprietary information ("Proprietary Information") of the other party in confidence using at least the same degree of care as that party uses to protect its own proprietary information of a like nature for a period from the date of disclosure until five years after the date of termination of this Agreement.

     11.2 All Proprietary Information will be labeled or marked confidential or as otherwise similarly appropriate by the disclosing party, or if the Proprietary Information is orally disclosed, it will be reduced to writing or some other physically tangible form, marked and labeled as set forth above by the disclosing party, and delivered to the receiving party within 30 days after the oral disclosure as a record of the disclosure and the confidential nature thereof Notwithstanding the foregoing, Licensee and Licensor may use and disclose Proprietary Information to its employees, agents, consultants, contractors, provided that any such parties are bound by a like duty of confidentiality.

     11.3 Nothing contained herein will in any way restrict or impair the right of Licensee or Licensor to use, disclose, or otherwise deal with any Proprietary
Information:

     11.3a that recipient can demonstrate by written records was previously known to it;

     11.3b that is now, or becomes in the future, public knowledge other than through acts or omissions by recipient.

                     ATTACHMENT A--Amended License Agreement
                                    Page A-13

     11.3c that is lawfully obtained without restrictions by recipient from sources independent of the disclosing party;

     11.3d that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency; or

     11.3e that is furnished to a third party by the recipient with similar confidentiality restrictions imposed on such third party, as evidenced in writing.

11.4 Upon termination of this Agreement, Licensee and Licensor will destroy or return to the disclosing party proprietary information received from the other in its possession within 15 days following the effective date of termination. Licensee and Licensor will provide each other, within 30 days following termination, with a written notice that Proprietary Information has been returned or destroyed. Each party may, however, retain one copy of Proprietary Information for archival purposes in non-working files.

ARTICLE 12.    USE OF NAMES.

     12.1 Neither party shall use the name or trademarks of the other party without the prior written consent of the other party. Notwithstanding the previous sentence, Licensee shall prominently display in catalogues, brochures, or other advertisements or materials describing Licensed Products, Licensor's name in association with such products.

ARTICLE 13.    NOTICES.

     13.1 Any notice or payment required to be given to either party will be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to another address as it may designate by written notice given to the

                     ATTACHMENT A--Amended License Agreement
                                    Page A-14
other party.

                         As to Licensor:             Geron Corporation
                         230 Constitution Drive
                         Menlo Park, CA 94025
                         Attention: General Counsel

                         As to Licensee:             Transgenomic, Inc.
                         12325 Emmet Street
                         Omaha, NE 68164
                         Attention: _________

ARTICLE 14.    ASSIGNABILITY.

     14.1 Neither this Agreement nor any rights or benefits hereunder shall be assignable or transferable by Licensee without the prior written consent of Licensor, except that Licensee may assign its rights and obligations under this Agreement as a part of the sale or transfer of its entire business.

ARTICLE 15.    GOVERNING LAWS.

     15.1 This Agreement shall be considered to have been made in the United States, and shall be interpreted in accordance with the laws of the State of California.

ARTICLE 16.    MISCELLANEOUS.

     16.1 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     16.2 Entire Agreement. This Agreement embodies the entire understanding of the parties and will supersede all previous communication, representations or understandings, either oral or

                     ATTACHMENT A--Amended License Agreement
                                    Page A-15
written, between the parties relating to the subject matter hereof. No amendment or modification hereof will be valid or binding upon the parties unless made in writing and signed on behalf of each party.

     16.3 Severability. In case any of the provisions contained in the Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, but this Agreement will be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

     16.4 Waiver. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth will be deemed a waiver as to any subsequent and /or similar breach or default.

     16.5 No Agency. Nothing herein shall be deemed to create an agency, joint venture, or partnership relationship between Licensee and Licensor.

     16.7 Export Control Laws. Licensee will observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

     16.8 Patent Marking. Licensee will mark all Licensed Products made, distributed, or sold under the terms of this Agreement, or their containers, in accordance with the applicable patents marking laws. Licensee shall prominently display in catalogues, brochures, or other advertisements or materials describing Licensed Products, a label license statement with the following, or comparable, restriction:

     Purchase of this product is accompanied by a license under U.S. patents 5,599,922; 5,591,607; 5,631,135; 5,726,297; 5,476,925; 5,646,260; their foreign counterparts, and other pending patents, owned or exclusively licensed by Geron Corporation

                     ATTACHMENT A--Amended License Agreement
                                    Page A-16

     In Witness Whereof, Licensee and Licensor have caused this Agreement to be duly executed by their duly authorized representatives as of the date first shown herein.


{***} Confidential Portion has been filed separately with the Securities and Exchange Commission.

GERON CORPORATION, AS ASSIGNEE OF LYNX      TRANSGENOMIC, INC., AS SUCCESSOR TO
THERAPEUTICS, INC.                          CRUACHEM, INC

By:                                         By:
   -------------------------------------       ---------------------------------
Title:                                      Title:
      ----------------------------------          ------------------------------

                     ATTACHMENT A--Amended License Agreement
                                    Page A-17

                                   EXHIBIT A.

                                 PATENT RIGHTS.

                                       A-1
                                  LYNX PATENTS

Docket No.          Subject Matter                       (m-d-y)           Ser. No.             Date        Pat. No.
------------     ------------------------------------   ----------      --------------        ----------   ----------
005              meth enhancing nuclease resist.        3-18-94         08/214,599            2-4-97       5,599,922
005-01           ss-100% amidates 4-50-mers             6-6-95          08/477,306
005-02           amidate triplexes                      6-6-95          08/478,470            1-7-97       5,591,607
005-03           meth enhancing hybrid/diag kits        6-6-95          08/473,015            5-20-97      5,631,135
005-05us         PCT nat'l--incl. LR3280 seq, etc.      3-20-95         08/700,448            10-12-99     5,965,720
005-06           amidate duplexes                       9-3-97          08/923,386            01-01-02     6,169,170
005-05wo                                                3-20-95         PCT/US95/03575
005-05au                                                3-20-95         21900/95              08-05-99        704549
005-05ca                                                                2,184,375
005-05cz                                                                PV 2745-96
005-05ep                                                                95914800.8
005-05fi                                                9-11-96         963581
005-05hu                                                3-20-95         P9602549
005-05jp                                                3-20-95         7-524793
005-05kr                                                9-17-96         96-705131
005-05no                                                9-17-96         P963891
005-05pl                                                9-17-96         P 316434
006-01           ss amidate compounds; hairpins         6-5-95          08/465368             3-10-98      5,726,297

035-01           amidate synth. via amidite Xfer        6-14-96         08/663,918            07-14-96     5,824,793
035wo            amidate synth. via amidite Xfer        6-14-96         PCT/US9610418
035-02           add G monomer & example                12-20-96        08/771,789            12-20-96     5,859,233
038              hydrophob. prot/amidate synth          9-15-97         08/929,620

                                       A-2
                              NORTHWESTERN PATENTS

Docket No.          Subject Matter                       (m-d-y)           Ser. No.             Date        Pat. No.
------------     ------------------------------------   ----------      --------------        ----------   ----------
9213             oligos w/1-4 amidate linkages          1-23-95         08/376,291            12-19-95     5,476,925
9213A            oligos w/3'-terminal amine             6-6-95          08/465,961
9213B            chimeric amidates w/thio&diester       6-6-95          08/471,248            7-8-97       5,646,260
9213C            meth synth oligo w/3'term amine        6-6-95          08/467,219            7-15-97      5,648,480
9213E            meth synth amidates via AT oxid.       6-7-96          08/659,924            08-03-99     5,932,718

                     ATTACHMENT A--Amended License Agreement
                                    Page A-18

                                   EXHIBIT B.

                           MINIMUM QUALITY ASSURANCE.

I. Oligonucleotide N3'-->P5' phosphoramidates:

     Minimum purity of {***} percent ({***}%) as measured by ion exchange chromatography or capillary electrophoresis.

II. Monomers:

     Minimum purity of {***}percent ({***}%) as measured by reverse phase HPLC.

{***} Confidential Portion has been filed separately with the Securities and Exchange Commission.

                     ATTACHMENT A--Amended License Agreement
                                    Page A-19

                                  ATTACHMENT B

                            STOCK PURCHASE AGREEMENT


                      ATTACHMENT B-Stock purchase agreement
                                    Page B-1